Exhibit (h)(2)(c)

Addendum to Amended and Restated Transfer Agency and Services Agreement

Dated June 3, 2009

Between

ALPS Fund Services, Inc.

and

Forward Funds

THIS ADDENDUM is made as of December 11, 2009 by and between ALPS Fund Services, Inc. (“ALPS”), and Forward Funds (the “Fund”).

WHEREAS, ALPS and the Fund have entered into an Amended and Restated Transfer Agency and Services Agreement (the “Agreement”) dated June 3, 2009 and effective June 15, 2009;

WHEREAS, the Board of Trustees of the Fund approved on September 25, 2009, the reorganization of the Accessor Limited Duration U.S. Government Fund, a series of the Fund, effective as of December 11, 2009;

WHEREAS, in light of the foregoing, ALPS and the Fund wish to modify the provisions of the Agreement to reflect a revised schedule A-2 – List of Portfolios.

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1.	Schedule A-2 – List of Portfolios. Schedule A-2 is replaced in its entirety with the attached Schedule A-2.

2.	Remainder of the Agreement. All other provisions of the Agreement shall remain unchanged.

IN WITNESS WHEREOF, this Addendum has been executed by a duly authorized representative of each of the parties hereto as of the date of the Addendum first set forth above.

ALPS Fund Services, Inc.		Forward Funds

By:		By:
Name:	Jeremy O. May	Name:
Title:	President	Title:

SCHEDULE A-2

To the Amended and Restated Transfer Agency Service Agreement

Accessor Series Portfolio and Classes List

As of December 11, 2009

Portfolio	Class of Shares

Accessor Aggressive Growth Allocation Fund	Investor Class Institutional Class A Class C Class

Accessor Balanced Allocation Fund	Investor Class Institutional Class A Class C Class

Accessor Frontier Markets Fund	Investor Class Institutional Class Z Class

Accessor Growth Allocation Fund	Investor Class Institutional Class A Class C Class

Accessor Growth & Income Allocation Fund	Investor Class Institutional Class A Class C Class

Accessor Growth Fund	Investor Class Institutional Class C Class Z Class

Accessor High Yield Bond Fund	Investor Class Institutional Class C Class Z Class

Accessor Income Allocation Fund	Investor Class Institutional Class A Class C Class

Accessor Income & Growth Allocation Fund	Investor Class Institutional Class A Class C Class

Accessor International Equity Fund	Investor Class Institutional Class C Class Z Class

Accessor Investment Grade Fixed Income Fund	Investor Class Institutional Class C Class Z Class

Accessor Mortgage Securities Fund	Investor Class Institutional Class C Class Z Class

Accessor Small to Mid Cap Fund	Investor Class Institutional Class C Class Z Class

Accessor Strategic Alternatives Fund	Investor Class Institutional Class Z Class

Accessor U.S. Government Money Fund	Investor Class Institutional Class A Class C Class Z Class

Accessor Value Fund	Investor Class Institutional Class C Class Z Class